[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
Alliance Variable Product Series Fund, Inc.
Growth Portfolio

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 2000 THROUGH FEBRUARY 29, 2000
                                                                           Total    % of
                                                              Shares       Shares   Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased by Offered  PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group   (000)    By Group From                   02/29/00
None

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 2000 THROUGH MAY 31, 2000
                                                                           Total    % of
                                                              Shares       Shares   Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased by Offered  PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group   (000)    By Group From                   05/31/00
Metlife Inc.              04/04/00 88,000   0.00%     $     14        4,735     202,    2.34%Goldman Sachs                88,
AT&T Wireless Group       04/26/00 331,000  0.00%     $     29       42,949     306,   14.04%Merrill Lynch           331,000

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 2000 THROUGH JUNE 30, 2000
                                                                           Total    % of
                                                              Shares       Shares   Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased by Offered  PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group   (000)    By Group From                   06/30/00
None

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the purchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.